EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors


Consumer Portfolio Services, Inc:



We consent to the incorporation by reference in the registration statements (Nos. 333-58199, 333-35758, 333-75594 and 333-115622) on Form S-8 of Consumer
Portfolio Services, Inc., of our report dated March 15, 2004, with respect to the consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows of Consumer Portfolio Services, Inc. for the year ended December 31, 2003, which report appears in the December 31, 2005, annual report on Form 10-K of Consumer Portfolio Services, Inc.





/s/ KPMG LLP

Orange County, California

March 9, 2006

                                      E-4